EXHIBIT 24 (b) (10) (b)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.


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April 24, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:    PHLVIC Variable Accumulation Account
       PHLVIC Variable Insurance Company
       Post Effective Amendment No. 16 to Registration Statement
          filed on Form N-4
       File Nos. 333-95611 and 811-08914



To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,


/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company